EXHIBIT 21
SUBSIDIARIES OF DOLE FOOD COMPANY, INC.
Registrant’s consolidated subsidiaries are shown below together with the percentage of voting securities owned and the state or jurisdiction of organization of each subsidiary. The names have been omitted for subsidiaries which, if considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary.

		Percent of Outstanding
	Jurisdiction of	Voting Securities
	Incorporation or	Owned as of
Name of Subsidiary	Organization	January 3, 2009

Agroindustrial Pinas del Bosque S.A.	Costa Rica	100%
Agropecuaria El Provenir, S.A. de C.V.	Honduras	100%
Agropecuaria San Gabriel Ltda.	Colombia	100%
Ashford Company Limited	Bermuda	100%
Bananapuerto Puerto Bananero S.A.	Ecuador	100%
Bananera La Paz, S.A.	Costa Rica	100%
Bud Antle, Inc.	California	100%
Cartones San Fernando S.A.	Chile	100%
Coastal Berry Company, LLC	Delaware	100%
Dole Chile S.A.	Chile	100%
Dole Comercializacion, S.A.	Spain	100%
Dole Dried Fruit and Nut Company, a California general partnership	California	100%
Dole East s.r.o.	Czech Republic	100%
Dole Foods of Canada Ltd.	Canada	100%
Dole Fresh Flowers, Inc.	Delaware	100%
Dole Fresh Fruit Company	Nevada	100%
Dole Fresh Fruit Europe OHG	Germany	100%
Dole Fresh Fruit International, Limited	Bermuda	100%
Dole Italia s.p.a.	Italy	100%
Dole Japan, Ltd.	Japan	100%
Dole Korea Limited	Korea	100%
Dole Packaged Foods Europe	France	100%
Dole Packaged Foods, LLC	California	100%
Dole Philippines, Inc.	Philippines	100%
Dole South Africa (Pty), Ltd.	South Africa	100%
Dole Thailand Limited	Thailand	64%
Dole U.K. Limited	United Kingdom	100%
Inversiones del Pacifico S.A.	Chile	100%
Lindero Headquarters Company, Inc.	California	100%
Paul Kempowski GmbH & Co. KG	Germany	100%
Productora Cartonera, S.A.	Ecuador	100%
Saba Fresh Cuts AB	Sweden	100%
Saba Frukt & Gront AB, Helsingborg	Sweden	100%
Saba Trading AB	Sweden	100%
Shanghai Dole Food Company, Ltd.	China	100%
Siembranueva S.A.	Ecuador	100%
Singletree Corp.	Panama	100%
Solvest, Ltd.	Bermuda	100%
Standard Fruit Company de Costa Rica, S.A.	Costa Rica	100%
Standard Fruit De Honduras, S.A.	Honduras	100%
Union de Bananeros Ecuatorianos, S.A.	Ecuador	100%
Ventura Trading Limited	Bermuda	100%